Exhibit 10-2

Addendum to Loan Agreement

Dated

July 13, 2006

The Agreement dated July 13, 2006 (Loan Agreement) between Branch Banking and Trust Company (Bank), Southeast Power Corporation (Borrower) and The Goldfield Corporation (Guarantor) is to also apply to a new Loan evidenced by a credit promissory note dated December 29, 2009, in the original principal amount of $3,825,000 and renewals and modifications of said note as made from time to time and all Loan Documents associated with said note.

All other terms are to remain the same as stated in the original Loan Agreement with the exception of the advance rate on the purchases of new equipment with the proceeds of the note for advances made on or after December 29, 2009 are to be limited to 80% of purchase price rather than the 100% noted in the original Loan Agreement terms.

Southeast Power Corporation

By:	/s/ Stephen R Wherry	Date: 12/29/2009
Stephen R Wherry, Its Treasurer

The Goldfield Corporation

By:	/s/ Stephen R Wherry	Date: 12/29/2009
Stephen R Wherry, Its Senior Vice President

/s/ Barry Forbes		Date: 12/29/2009
Branch Banking and Trust Company
By	Barry Forbes, Its Senior Vice President